Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256505 and 333-263274) of Paymentus Holdings, Inc. of our report dated March 3, 2023, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 3, 2023

Exhibit 23.1